Exhibit 99.1
CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS RESULTS
FOR THE FOURTH QUARTER OF 2021 AND FULL YEAR
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San Antonio, TX, February 24, 2022 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter and year ended December 31, 2021.
“As the recovery in our business accelerated, we delivered strong revenue in the fourth quarter of 2021 surpassing both the fourth quarter of 2020 and 2019, in each of our segments,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Entering the new year, we are continuing to see broad-based demand from advertisers, with particular strength in the Americas.
“We remain focused on executing our strategic plan to transform our company into a technology-fueled, visual media powerhouse that is growing its pool of advertisers. Throughout 2021, we strengthened our relationships with our advertising partners and continued to invest in our digital transformation, including: new digital assets, data analytics and our programmatic platform. As a result, we are well positioned to serve advertisers in new and innovative ways while growing our share of advertising dollars.
“We are moving forward with our evaluation of strategic alternatives for our European business as part of our focus on optimizing our portfolio. And as we continue to execute on our digital transformation, we remain focused on further demonstrating the operating leverage of our model through profitable growth, pursuing accretive opportunities and strengthening our balance sheet.”
Financial Highlights:
Financial highlights for the fourth quarter of 2021, as compared to the same period of 2020:
Americas:
•Revenue up 44.0% to $371.1 million
•Segment Adjusted EBITDA1 up 80.3% to $169.8 million
Europe:
•Revenue up 30.3% to $349.7 million. Revenue, excluding movements in foreign exchange rates ("FX")1, up 33.1% to $357.3 million
•Segment Adjusted EBITDA1 up 128.8% to $84.6 million. Segment Adjusted EBITDA1, excluding movements in FX, up 131.8% to $85.7 million
1     See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.
Fourth Quarter Activity:
We continued to see positive trends in revenue for each of our segments, with fourth quarter revenues exceeding 2019 levels for the first time since the start of the COVID-19 pandemic. Our quarterly results reflect both year-over-year and sequential quarter increases in revenue.
•In our Americas segment, we saw increases in revenue across all products, largely driven by the recovery of airport displays, growth in our digital displays and strength in our billboard inventory.
•In our Europe segment, we saw increases in revenue across our product portfolio, most notably in street furniture, as well as in most countries, led by France.
Additionally, we repaid the $130.0 million outstanding balance under the Revolving Credit Facility using cash on hand, resulting in a corresponding increase in excess availability under such Revolving Credit Facility.
As of December 31, 2021, we had $410.8 million of cash on our balance sheet.

Guidance:
Our expectations for the first quarter of 2022 are as follows:
•Consolidated revenue between $520 million and $550 million, excluding movements in FX
•Americas revenue between $290 million and $300 million
•Europe revenue between $220 million and $235 million, excluding movements in FX
We expect consolidated capital expenditures for the full year of 2022 to be between $190 million and $210 million, excluding movements in FX.
Expected results and estimates may be impacted by factors outside of the Company’s control, such as the continuing impacts from COVID-19, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements.”

Results:
Revenue:

(In thousands)	Three Months Ended December 31,		% Change	Years Ended December 31,		% Change
	2021	2020		2021	2020
Revenue:
Americas	$371,096	$257,770	44.0%	$1,173,620	$976,972	20.1%
Europe	349,689	268,425	30.3%	1,008,905	804,395	25.4%
Other[1]	21,927	15,193	44.3%	58,593	73,241	(20.0)%
Consolidated Revenue	$742,712	$541,388	37.2%	$2,241,118	$1,854,608	20.8%

Revenue excluding movements in FX2:
Americas	$371,096	$257,770	44.0%	$1,173,620	$976,972	20.1%
Europe	357,317	268,425	33.1%	974,967	804,395	21.2%
Other[1]	22,932	15,193	50.9%	58,660	73,241	(19.9)%
Consolidated Revenue excluding movements in FX	$751,345	$541,388	38.8%	$2,207,247	$1,854,608	19.0%
1We sold the Clear Media business on April 28, 2020. Revenue from our Latin America business for the year ended December 31, 2020 was $44.0 million.
2See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.
Revenue for the fourth quarter of 2021, as compared to the same period of 2020:
Americas: Revenue up 44.0%:
•Revenue up across all products, most notably airport displays and billboards
•Airport display revenue up 214.9% to $73.3 million from $23.3 million, driven by increased travel and our new Port Authority of New York and New Jersey advertising contract
•Digital revenue up 83.7% to $153.2 million from $83.4 million
◦Digital revenue from billboards, street furniture and spectaculars up 45.3% to $107.2 million from $73.8 million
◦Digital revenue from transit, including airports, up 378.3% to $46.0 million from $9.6 million
•National sales comprised 39.2% and 37.3% of total revenue for the three months ended December 31, 2021 and 2020, respectively
Europe: Revenue up 30.3%; excluding movements in FX, up 33.1%:
•Revenue up across all products, most notably street furniture, and in most countries, led by France
•Digital revenue up 50.6% to $138.3 million from $91.8 million; digital revenue, excluding movements in FX, up 52.4% to $139.9 million
Other: Revenue up 44.3%; excluding movements in FX, up 50.9%:
•Revenue up in all countries

Direct Operating and SG&A Expenses:

(In thousands)	Three Months Ended December 31,		% Change	Years Ended December 31,		% Change
	2021	2020		2021	2020
Direct operating & SG&A expenses[1]:
Americas	$201,946	$166,103	21.6%	$675,870	$664,162	1.8%
Europe	266,955	236,652	12.8%	994,978	869,219	14.5%
Other[2]	17,940	15,068	19.1%	58,807	110,137	(46.6)%
Consolidated Direct operating & SG&A expenses[3]	$486,841	$417,823	16.5%	$1,729,655	$1,643,518	5.2%

Direct operating & SG&A expenses excluding movements in FX4:
Americas	$201,946	$166,103	21.6%	675,870	$664,162	1.8%
Europe	273,617	236,652	15.6%	953,285	869,219	9.7%
Other[2]	18,766	15,068	24.5%	59,119	110,137	(46.3)%
Consolidated Direct operating & SG&A expenses excluding movements in FX	$494,329	$417,823	18.3%	$1,688,274	$1,643,518	2.7%
1Direct operating and SG&A expenses as included throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2We sold the Clear Media business on April 28, 2020. Direct operating and SG&A expenses from our Latin America business for the year ended December 31, 2020 were $54.1 million.
3During the three months ended December 31, 2021 and 2020, restructuring and other costs included within Direct operating and SG&A expenses were $2.5 million and $8.2 million, respectively, and included severance and related costs for our restructuring plans to reduce headcount of $(2.7) million and $6.8 million, respectively. During the years ended December 31, 2021 and 2020, restructuring and other costs included within Direct operating and SG&A expenses were $38.5 million and $19.2 million, respectively, and included severance and related costs for our restructuring plans to reduce headcount of $30.8 million and $12.1 million, respectively.
4See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.
Direct operating and SG&A expenses for the fourth quarter of 2021, as compared to the same period of 2020:
Americas: Direct operating and SG&A expenses up 21.6%:
•Site lease expense up 18.2% to $111.7 million from $94.5 million driven by higher revenue
•Higher compensation costs driven by improvements in operating performance
Europe: Direct operating and SG&A expenses up 12.8%; excluding movements in FX, up 15.6%:
•Site lease expense up 32.4% to $123.4 million from $93.2 million; site lease expense, excluding movements in FX, up 36.1% to $126.9 million driven by lower negotiated rent abatements and higher revenue
•Higher compensation costs driven by improvements in operating performance
•Severance and related costs for the restructuring plan to reduce headcount down $7.8 million
Other: Direct operating and SG&A expenses up 19.1%; excluding movements in FX, up 24.5%:
•Higher site lease expense driven by higher revenue
•Higher compensation costs driven by improvements in operating performance

Corporate Expenses:

(In thousands)	Three Months Ended December 31,		% Change	Years Ended December 31,		% Change
	2021	2020		2021	2020
Corporate expenses[1]	$42,605	$37,575	13.4%	$156,181	$137,297	13.8%
Corporate expenses excluding movements in FX2	$42,326	$37,575	12.6%	$152,877	$137,297	11.3%
1During the three months ended December 31, 2021 and 2020, restructuring and other costs included within corporate expenses were $0.7 million and $3.1 million, respectively, and included severance and related costs for our restructuring plans to reduce headcount of $0.0 million and $0.6 million, respectively. During the years ended December 31, 2021 and 2020, restructuring and other costs included within corporate expenses were $9.3 million and $13.8 million, respectively, and included severance and related costs for our restructuring plans to reduce headcount of $1.1 million and $2.5 million, respectively.
2See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.
Corporate expenses for the fourth quarter of 2021, as compared to the same period of 2020:
Corporate expenses up 13.4%; excluding movements in FX, up 12.6%:
•Higher compensation costs driven by improvements in operating performance, partially offset by lower benefit costs
Net Income (Loss):
During the three months ended December 31, 2021, consolidated net income was $65.5 million compared to net loss of $32.6 million during the same period of 2020.
During the year ended December 31, 2021, consolidated net loss was $433.1 million compared to $600.2 million during 2020:
•Impairment charges of $119.0 million and $150.4 million recognized in 2021 and 2020, respectively, primarily related to indefinite-lived permits
•Gain of $75.2 million on sale of Clear Media recognized in 2020
•Loss on extinguishment of debt of $102.8 million recognized during 2021 related to redemption of the 9.25% CCWH Senior Notes Due 2024 (“CCWH Senior Notes”) compared to $5.4 million recognized during 2020
•Income tax benefit of $34.5 million recognized during 2021 compared to $58.0 million during 2020

Adjusted EBITDA1:

(In thousands)	Three Months Ended December 31,		% Change	Years Ended December 31,		% Change
	2021	2020		2021	2020
Segment Adjusted EBITDA[1]:
Americas	$169,777	$94,179	80.3%	$500,304	$319,872	56.4%
Europe	84,607	36,978	128.8%	49,993	(54,093)	192.4%
Other[2]	3,988	587	579.4%	(333)	(35,505)	99.1%
Total Segment Adjusted EBITDA	258,372	131,744	96.1%	549,964	230,274	138.8%
Adjusted Corporate expenses[1]	(36,811)	(30,438)	20.9%	(127,444)	(110,304)	15.5%
Adjusted EBITDA[1]	$221,561	$101,306	118.7%	$422,520	$119,970	252.2%

Segment Adjusted EBITDA excluding movements in FX1:
Americas	$169,777	$94,179	80.3%	$500,304	$319,872	56.4%
Europe	85,699	36,978	131.8%	56,168	(54,093)	203.8%
Other[2]	4,168	587	610.1%	(573)	(35,505)	98.4%
Total Segment Adjusted EBITDA	259,644	131,744	97.1%	555,899	230,274	141.4%
Adjusted Corporate expenses excluding movements in FX1	(36,548)	(30,438)	20.1%	(124,901)	(110,304)	13.2%
Adjusted EBITDA excluding movements in FX1	$223,096	$101,306	120.2%	$430,998	$119,970	259.3%
1See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.
2Our Latin America business represented ($8.9) million of Other Segment Adjusted EBITDA for the year ended December 31, 2020.
Capital Expenditures:

(In thousands)	Three Months Ended December 31,		% Change	Years Ended December 31,		% Change
	2021	2020		2021	2020
Capital expenditures:
Americas	$28,510	$15,123	88.5%	$68,498	$56,312	21.6%
Europe	32,461	11,853	173.9%	62,759	43,342	44.8%
Other	1,319	997	32.3%	4,401	11,802	(62.7)%
Corporate	3,278	2,940	11.5%	12,348	12,706	(2.8)%
Consolidated capital expenditures	$65,568	$30,913	112.1%	$148,006	$124,162	19.2%

Operating Highlights:
Americas:
•Americas markets deployed 37 new digital billboards in the fourth quarter, for a total of more than 1,500 digital billboards at December 31, 2021. Combined with our smaller format digital displays in airports and on shelters, we had a total of more than 4,000 digital displays across the United States.
Europe:
•In France, we renewed our contract with Bordeaux Metropolis, which is the largest street furniture contract after Paris with over 1,600 sites, including 15 bus shelters with living roofs, and we won a contract for Monaco Stations, providing a digital network that will reach 8 million passengers a year.
•In the U.K., we renewed our contract with the Bristol City Council. All existing paper displays across the city will be replaced by a fully digital screen network. The transformation program also includes environmental and social improvement elements, which strike the perfect balance between the needs of advertisers and the public.
•European markets added 624 new digital displays in the fourth quarter, for a total of more than 17,500 digital displays at December 31, 2021.
Other:
•Our Latin American markets had more than 700 digital displays at December 31, 2021.
Social and Environmental Initiatives:
•Our Americas segment again supported the Annual Lights on Afterschool with a National Billboard Campaign in October. Afterschool supporters led by the Afterschool Alliance, the National League of Cities and the National Summer Learnings Association joined Clear Channel Outdoor Americas to launch a visibility campaign across more than 2,000 digital billboards around the country as part of this year’s Lights on Afterschool Rally. The ads recognized afterschool programs for doing extraordinary work.
•Our Americas segment joined forces again with No Kid Hungry to launch an out-of-home holiday campaign to help connect hungry kids with free, healthy meals and encourage the public to take up the cause. The “Feed a kid, fuel a dream” campaign included showcase shelters with QR codes that passers-by could scan to donate, in the moment, to No Kid Hungry.
•In Italy, we introduced new virtual stations for BikeMi, our bike sharing scheme in Milan. The virtual stations are located near high schools and are marked by signage, without the need to install docks. This set-up is not only more flexible, but it also makes it easier for students to use bikes to travel to and from school.
•In the U.K., we launched a program of activities for Black History Month in October, including events, an internal photo exhibition and the latest installment of the Pocc x Clear Channel Art Fund, showcasing artworks by Black artists on digital screens nationwide.
•In France, Clear Channel France’s President Boutaïna Araki represented the Company at the Women’s Forum Global Meeting. She joined a number of leaders and CEOs in signing the “Towards the Zero Gender Gap” pact that seeks to promote gender equality at a global level.
Clear Channel International B.V. ("CCIBV")
Our Europe segment consists of the businesses operated by CCIBV and its consolidated subsidiaries. Accordingly, the revenue for our Europe segment is the same as the revenue for CCIBV. Europe Segment Adjusted EBITDA, the segment profitability metric reported in our financial statements, does not include an allocation of CCIBV's corporate expenses that are deducted from CCIBV's operating income (loss) and Adjusted EBITDA.
As discussed above, Europe and CCIBV revenue increased $81.3 million during the fourth quarter of 2021 compared to the same period of 2020, to $349.7 million. After adjusting for a $7.6 million impact from movements in foreign exchange rates, Europe and CCIBV revenue increased $88.9 million.
CCIBV operating income was $51.1 million in the fourth quarter of 2021 compared to $0.8 million in the same period in 2020.
For a discussion of revenue and direct operating and SG&A expenses driving CCIBV’s Adjusted EBITDA, see the discussion of our Europe Segment Adjusted EBITDA in this earnings release.

Liquidity and Financial Position:
Cash and Cash Equivalents:
As of December 31, 2021, we had $410.8 million of cash on our balance sheet, including $164.1 million of cash held outside the U.S.

(In thousands)	Year Ended December 31,
2021
Net cash used for operating activities	$(133,495)
Net cash used for investing activities	(152,703)
Net cash used for financing activities	(85,237)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,655)
Net decrease in cash, cash equivalents and restricted cash	$(375,090)

Cash paid for interest	$387,582
Cash paid for income taxes, net of refunds	$4,770
Debt:
In February 2021, we issued $1.0 billion aggregate principal amount of 7.75% Senior Notes Due 2028 and used the net proceeds to redeem $940.0 million aggregate principal amount of our CCWH Senior Notes in March, and in June 2021, we issued $1.05 billion aggregate principal amount of 7.5% Senior Notes Due 2029 and used the net proceeds to redeem the remaining outstanding $961.5 million aggregate principal amount of the CCWH Senior Notes.
In June 2021, one of our non-guarantor European subsidiaries entered into an unsecured loan of approximately $34.1 million, at current exchange rates, with a third-party lender through a state-guaranteed loan program established in response to COVID-19. The term of this unsecured loan will range from one to six years depending upon our election, which must be made by the end of June 2022. At the end of the first year of the loan, we will be required to pay a fee of 0.5% of the amount of the loan. Interest rates for subsequent periods will be negotiated with the lender upon determination of the loan term.
In October 2021, we repaid the outstanding balance of $130.0 million under the Revolving Credit Facility using cash on hand.
Principal payments on our Term Loan Facility are due quarterly, and during 2021, we made principal payments on our Term Loan Facility totaling $20.0 million. Our next material debt maturity is in 2025 when the $375.0 million aggregate principal amount of CCIBV Senior Secured Notes is due; however, at our option, we may redeem or repay a portion of our outstanding debt prior to maturity in accordance with the terms of our debt agreements.
We anticipate having approximately $323.8 million and $323.7 million of cash interest payment obligations in 2022 and 2023, respectively, assuming we do not refinance or incur additional debt.
Refer to Table 3 in this press release for additional detail regarding the outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries:

(In thousands)	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue	$742,712	$541,388	$2,241,118	$1,854,608
Operating expenses:
Direct operating expenses(1)	356,037	305,776	1,270,258	1,201,208
Selling, general and administrative expenses(1)	130,804	112,047	459,397	442,310
Corporate expenses(1)	42,605	37,575	156,181	137,297
Depreciation and amortization	63,136	65,049	253,155	269,421
Impairment charges	—	—	118,950	150,400
Other operating expense (income), net(2)	3,418	4,437	(627)	(53,614)
Operating income (loss)	146,712	16,504	(16,196)	(292,414)
Interest expense, net	(83,246)	(90,824)	(350,457)	(360,259)
Loss on extinguishment of debt	—	—	(102,757)	(5,389)
Other income (expense), net	3,550	16,716	1,762	(170)
Income (loss) before income taxes	67,016	(57,604)	(467,648)	(658,232)
Income tax benefit (expense)	(1,491)	25,048	34,528	58,006
Consolidated net income (loss)	65,525	(32,556)	(433,120)	(600,226)
Less amount attributable to noncontrolling interest	1,576	(443)	695	(17,487)
Net income (loss) attributable to the Company	$63,949	$(32,113)	$(433,815)	$(582,739)
(1)Excludes depreciation and amortization
(2)Other operating income, net, for the year ended December 31, 2020 includes a gain recognized on the sale of Clear Media of $75.2 million.
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Weighted average common shares outstanding – Basic	469,965	465,277	468,491	464,522
Weighted average common shares outstanding – Diluted	486,711	465,277	468,491	464,522
TABLE 2 - Selected Balance Sheet Information:

(In thousands)	December 31, 2021	December 31, 2020
Cash and cash equivalents	$410,767	$785,308
Total current assets	1,134,521	1,334,760
Net property, plant and equipment	827,246	888,824
Total assets	5,299,355	5,755,273
Current liabilities (excluding current portion of long-term debt)	1,091,779	1,068,810
Long-term debt (including current portion of long-term debt)	5,604,953	5,572,286
Stockholders’ deficit	(3,193,970)	(2,782,602)

TABLE 3 - Total Debt:

(In thousands)	December 31, 2021	December 31, 2020
Debt:
Term Loan Facility	$1,955,000	$1,975,000
Revolving Credit Facility[1,2]	—	130,000
Receivables-Based Credit Facility[1,2]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 7.75% Senior Notes Due 2028[3]	1,000,000	—
Clear Channel Outdoor Holdings 7.5% Senior Notes Due 2029[4]	1,050,000	—
Clear Channel Worldwide Holdings 9.25% Senior Notes Due 2024[3,4]	—	1,901,525
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	375,000
Other debt[5]	39,006	6,763
Original issue discount	(6,976)	(8,296)
Long-term debt fees	(57,077)	(57,706)
Total debt[6]	5,604,953	5,572,286
Less: Cash and cash equivalents	(410,767)	(785,308)
Net debt	$5,194,186	$4,786,978
1On October 26, 2021, the Company repaid the $130.0 million outstanding balance under the Revolving Credit Facility using cash on hand, resulting in a corresponding increase in excess availability. As of December 31, 2021, the Company had $43.2 million of letters of credit outstanding and $131.8 million of excess availability under the Revolving Credit Facility and $47.9 million of letters of credit outstanding and $77.1 million of excess availability under the Receivables-Based Credit Facility.
2Under the Senior Secured Credit Agreement, as amended, we are required to maintain minimum cash on hand and availability under the Revolving Credit Facility and Receivables-Based Credit Facility of $150 million for all reporting periods through delivery of the March 31, 2022 springing financial covenant calculation.
3On February 17, 2021, the Company issued $1.0 billion aggregate principal amount of 7.75% Senior Notes Due 2028. On March 4, 2021, the Company used the net proceeds from this issuance to cause Clear Channel Worldwide Holdings, Inc. (“CCWH”), a subsidiary of the Company, to redeem $940.0 million aggregate principal amount of its 9.25% Senior Notes Due 2024 (“CCWH Senior Notes”) at a redemption price equal to 104.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.
4On June 1, 2021, the Company issued $1.05 billion aggregate principal amount of 7.5% Senior Notes Due 2029. On June 16, 2021, the Company used the net proceeds from this issuance to cause CCWH to redeem all of the outstanding $961.5 million aggregate principal amount of its CCWH Senior Notes at a redemption price equal to 104.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.
5On June 29, 2021, one of the Company’s non-guarantor subsidiaries within its Europe segment entered into a state-guaranteed loan of €30.0 million, or approximately $34.1 million at current exchange rates, with a third-party lender. The term of this unsecured loan, which is guaranteed by the government of that country, will range from one to six years depending upon the Company’s election, which must be made by June 29, 2022. The loan bears an interest rate of 0% during the first year, but the Company must pay a fee relating to the state guarantee equal to 0.5% of the amount of the loan. If the Company elects to extend the loan past the first year, the Company will negotiate interest rates with the lender, and the annual cost of the guarantee will increase to 1.0% for the second and third years and 2.0% for the remainder of the loan term. The Company may generally prepay the loan in part or in full without penalty.
6The current portion of long-term debt was $21.2 million and $21.4 million as of December 31, 2021 and December 31, 2020, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA:
A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and management reviews the results from its foreign operations on a constant dollar basis. The Company presents the non-GAAP financial measures of revenue excluding movements in FX, direct operating and SG&A expenses excluding movements in FX, corporate expenses excluding movements in FX, and Adjusted EBITDA (as defined below) excluding movements in FX because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These non-GAAP financial measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.
The Company presents Adjusted EBITDA because the Company believes Adjusted EBITDA helps investors better understand the Company’s operating performance as compared to other out-of-home advertisers and is widely used in practice. The Company defines Adjusted EBITDA as consolidated net income (loss), plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income), net, loss on extinguishment of debt, and interest expense, net; other operating expense (income), net; impairment charges; depreciation and amortization; non-cash compensation expenses included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs, and other special costs. The Company uses Adjusted EBITDA as one of the primary measures for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of Adjusted Corporate expenses, which the Company defines as corporate expenses excluding restructuring and other costs and non-cash compensation expense.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, the Company’s ability to fund its cash needs. In addition, Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies. Users of this non-GAAP financial information should consider the types of events and transactions that are excluded.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) consolidated net loss to Adjusted EBITDA and (ii) corporate expenses to Adjusted Corporate expenses.
Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2021	2020	2021	2020
Consolidated net income (loss)	$65,525	$(32,556)	$(433,120)	$(600,226)
Adjustments:
Income tax expense (benefit)	1,491	(25,048)	(34,528)	(58,006)
Other expense (income), net	(3,550)	(16,716)	(1,762)	170
Loss on extinguishment of debt	—	—	102,757	5,389
Interest expense, net	83,246	90,824	350,457	360,259
Other operating expense (income), net	3,418	4,437	(627)	(53,614)
Impairment charges	—	—	118,950	150,400
Depreciation & amortization	63,136	65,049	253,155	269,421
Share-based compensation	5,067	4,055	19,398	13,235
Restructuring and other costs	3,228	11,261	47,840	32,942
Adjusted EBITDA	$221,561	$101,306	$422,520	$119,970

Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2021	2020	2021	2020
Corporate expenses	$(42,605)	$(37,575)	$(156,181)	$(137,297)
Restructuring and other costs	727	3,082	9,339	13,758
Share-based compensation	5,067	4,055	19,398	13,235
Adjusted Corporate expenses	$(36,811)	$(30,438)	$(127,444)	$(110,304)
Segment Adjusted EBITDA
The Company has two reportable segments, which it believes best reflect how the Company is currently managed – Americas and Europe. The Company’s remaining operating segments, which include Latin America and, for periods before its sale on April 28, 2020, China, do not or did not meet the quantitative thresholds to qualify as reportable segments and are disclosed as “Other.”
Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs, and other special costs.
Conference Call
The Company will host a conference call to discuss results on February 24, 2022 at 8:30 a.m. Eastern Time. The conference call number is 1-844-200-6205 (U.S. callers) and 1-929-526-1599 (International callers), and the access code for both is 584718. A live audio webcast of the conference call will also be available on the events section of the Clear Channel Outdoor Holdings, Inc. website (investor.clearchannel.com). After the live conference call, a replay of the webcast will be available for a period of 30 days on the “Events and Presentations” section of the Company’s website.
About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. ("CCOH") (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 500,000 print and digital displays in 26 countries.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance and outlook, our business plans, our strategies, our expectations about certain markets, our cost savings initiatives and restructuring plans, market recovery, our bookings, strategic review processes and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the continued impact of the COVID-19 pandemic on our operations and on general economic conditions; weak or uncertain global economic conditions and their impact on the level of expenditures on advertising; our ability to service our debt obligations and to fund our operations and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; industry conditions, including competition; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; technological changes and innovations; shifts in population and other demographics; supply chain shortages; heightened levels of economic inflation; fluctuations in operating costs; changes in labor conditions and management; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; the impact of the strategic review process of our European business, including a possible sale; our ability to execute restructuring plans; the impact of future dispositions, acquisitions and other strategic transactions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; volatility of our stock price; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the phasing out of LIBOR; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators and other stakeholders; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. The severity, magnitude and duration of COVID-19 continue to evolve and remain uncertain, and additional factors may emerge that could cause these expectations to change.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.